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                                                                      EXHIBIT 10



                         ASF REALTY & INVESTMENTS, INC.
                        3135 5. Industrial Road, Ste. 216
                             Las Vegas, Nevada 89109
                                 (702) 791-3432
                               Fax (702) 791-5828

                                 LEASE AGREEMENT

    This indenture of Lease, entered into this 8th day June 1999 , in the County of Clark, State of Nevada, by and between Royal Associates, hereinafter called Lessor and Norden Associates, Inc. hereinafter called Lessee.

Witnesseth:

In consideration of the conditions, covenants and rentals hereinafter contained, the Lessor hereby leases unto the Lessee the premises at:

                      3779 E. Desert Inn, Las Vegas, NV 89121
                      Approx. 2,700 sq ft

To have and to hold as Lessee for a period of Five (5) years, commencing the 1st day of June, 1999 and ending at midnight on the 3lst day of May. 2004.

    The Lessee promises and agrees to pay to Lessor as rental for the said premises the sum of One Thousand Six Hundred and 00/xx Dollars, ($1,600.00/xx) per month, payable in advance on the 1ST day of each and every calendar month during the term hereof, in lawful money of the United States, to Lessor or his/her agent at 3135 Industrial Road, Suite 216, Las Vegas, Nevada 89109, or such place as Lessor may direct, the first installment of rent being due and payable upon execution hereof. Rental includes CAM charges.

As further consideration for this lease, the Lessor and Lessee do hereby mutually covenant and agree upon the following terms, conditions and covenants as follows:

1.  The Lessor shall pay for the following utilities:
         water, sewer

    The Lessee shall pay for the following utilities:
         electric, trash and all others required by Lessee.

    The Lessee will maintain cooling and heating facilities.

2. Lessee shall not alter, partition or modify said premises without specific consent of the Lessor obtained in writing after submission of plans for such alteration, partitions or modification of said premises.

3. Lessee will not conduct any unlawful business nor permit any unlawful acts on said premises, nor will said Lessee carry on any business herein which will cause insurance rates to be increased or specially assessed on account of said business, and Lessee does hereby agree to assume any special premium for insurance required by said business.

4. Lessee will not transfer, assign, sublet, pledge, mortgage, encumber this lease, or otherwise cause or permit said premises or any part thereof, to be used by anyone other than Lessee, save and except for agreements and subleases, substantially in the form attached hereto as Exhibit A, without first obtaining approval of any assignment of same or sublease thereof, which approval shall not be unreasonably withheld. A consent to one or more assigned sublease, occupational transfer, or other use, shall not be a waiver of this provision.

5. Lessee agrees to pay all taxes and assessments, special or otherwise, and public charges of every kind and nature, except property taxes, that shall or may be taxed against the said premises during the term thereof as only relates to specifically to business.

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6. In addition to the monthly rental, Lessee shall pay, during the term of this lease, all expenses of every kind and description whatsoever payable in connection with the Lessee's occupancy of the based premises and all personal property taxes levied upon personal property furniture and fixtures. Lessee shall make any and all monthly sign payments. Freestanding sign on Desert Inn Road is available for a monthly fee subject to space availability on sign.

7. Glass Damage - Lessee shall be responsible for all plate glass in the premises and shall at all times during the term hereof, keep in force, at Lessee's own expense, plate glass insurance in companies reasonably acceptable to the Lessor and naming as insured, both Lessor and Lessee.

8. Lessee has inspected the premises, knows the conditions of same, is satisfied with the physical condition thereof and agrees to return the same to Lessor at the end of this lease in the same condition, reasonable wear and tear excepted, and Lessee's taking possession of said premises shall be conclusive of its receipt thereof in good and satisfactory order and repair.

9. This lease is made upon the express condition that the Lessor is to be held free by Lessee from all liability claims damage or expense by reason of any injury to any person or persons or property of any kind whatsoever, while in or upon the said demised premises during the occupancy thereof by said Lessee, including injuries to person or property by reason of ice and snow, or either or both, and Lessee hereby covenants and agrees to indemnify and hold harmless the Lessor from all such liabilities on account of or by reason of any such injuries or damage growing out of the use of the premises by said Lessee or employees, invites, guests, Lessee agrees it will, at all times during the term of this lease or extension thereof, obtain and keep in full force and effect, a good and sufficient policy of public liability insurance, premiums thereof to be paid by Lessee, limits of $1,000,000.00. Lessee shall provide a copy of said policy to Lessor which shall include a provision that said policy will not be canceled without giving Lessor 10 days written notice.

10. All personal property in the leased premises shall be at the risk of the Lessee only, and the Lessor shall not be or become liable for any damage to said personal property, to said premises, or to said Lessee, or to any other persons or property caused by fire, flood, water leakage, odors, excessive heat, or extreme cold, or for an damage whatsoever including done or occasioned by or from any heating or cooling system or equipment or appurtenances, or for any damage occasioned by water coming through the roof, or for any damage arising from any act or neglect of other tenants, occupants, or employees of the building in which the leased premises are situated or arising by reason of the use of or any defect in the said building or any of the fixtures, equipment, or appurtenances therein, or by the act or neglect of any other person, or caused in any other manner whatsoever.

11. Lessee will, at all times, indemnify and hold the Lessor harmless from any and all costs, expenses, liabilities and/or loss on account of labor, materials, or supplies furnished to or at the instance or request of said Lessee, and will, cause any such lien or liens which may have been filed to be released and discharged within 10 days after the said lien is filed. Nothing herein contained shall prevent said Lessee from contesting at its own cost and expense, by litigation and otherwise, any such lien that may be so filed or recorded provided Lessor is adequately indemnified. Lessee shall post any and all notices of non-responsibility which Lessors may furnish and request to be posted upon the demised premises.

12. At the expiration or sooner termination of this lease, any and all improvements placed in or on said premises by Lessee shall be left therein and become a part of said building, provided, however, that this clause is not intended and does not include articles of furnishings and personal property placed in said premises by said Lessee during the term hereof, or such other fixtures which are trade fixtures and are removable without damage to the premises prior to the expiration or term of the lease.

13. This lease, and the Lessee's right hereunder, shall not become an asset in bankruptcy in the event of bankruptcy of Lessee, and any assignment of the Lessee for the benefit of creditors, in the event either situation occurs, the Lessor may, at his/her option declare this lease in default, and at the option of Lessor the Lessee's rights may be terminated by giving five (5) days notice, at the termination of which, if the Lessee has not purged him/herself of default, all rights shall cease and determine and be at an end.

14. Notwithstanding any other provision in this lease to be contrary, the minimum rent, as provided herein, shall be adjusted upward (but not downward) at the beginning of each of the lease years a MINIMUM OF FOUR PERCENT (4%) PER ANNUM, beginning JUNE

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1, 2000, based upon and in direct proportion to any increase in the Consumer
Price Index(all items) established by the United States Department of Labor, Bureau of Labor Statistics( 1982-84=100) CPI-U, or any similar successor index established by any other agency of the United States Government, for the City or County in which the premises are located. For the purposes of this lease, it is agreed that the present Consumer Price Index shall be deemed to be the rate of the preceding month of the date of this lease with the CPI-U capped at 5% per annum.

15. Upon execution of this lease the Lessee shall pay to the Lessor a security deposit in the sum of $1,600.00/xx to be held by the Lessor without interest. Said deposit shall be returned to the Lessee upon the expiration of this lease on the condition that each and every term, covenant and condition has been fully performed by the Lessee and the premises left in good and habitable condition subject to the provisions of paragraph 8.

16. In the event Lessee shall default in any term, covenant or condition of this lease or extension hereof, the Lessor shall have the authority to remove and place in storage any personal property which Lessee may have upon said premises. Said Lessee shall and pay reasonable charges for storage thereof

17. At all times during the term of this lease or any extension thereof, the Lessor, his/her agents or representatives, shall have the right to enter the premises at all reasonable times for the purpose of inspecting or exhibiting said premises, or to make such repairs, additions or alterations as Lessor may see fit to make, for the safety, improvement or preservation thereof, or the building of which said premises are a part, or for any other reasonable purpose.

18. It is agreed that in the event the said premises or any part thereof shall, at any time, be destroyed or damaged by fire or other unavoidable casualty, so that the same is unfit for occupation or use, then the rent hereby reserved, or a fair and just portion thereof, according to the nature and extent of the damage sustained in loss of occupation of the premises, shall be suspended, cease to be payable, and so continue until said premises shall be rebuilt or made fit for occupation and use; or if such damage to the said demised premises or the building, in which the demised premises are situated is to the extent of 50 percent or more then this lease may be terminated at the election of the Lessor, notice of which election, if exercised, shall be given in writing within twenty-five(25) days from date of casualty, provided also that in case the building containing said premises is totally destroyed or work to put the premises in rentable condition is not commenced within one month from the time of said damage, and continued thereafter with reasonable diligence, then this lease may be terminated at the election of the Lessee or Lessor, notice of which election, if exercised, must be given in writing within thirty-five (35) days from date of casualty.

19. Lessee shall not allow or permit signs to be placed upon the exterior of the premises, without the written consent of Lessor which will not be unreasonably withheld.

20. The failure of the Lessor to terminate this lease upon default by Lessee shall not be deemed a waiver by Lessor of subsequent default or breach.

21. If Lessee fails to pay any rent or other money required hereby after the same is due and does not pay such rent or other money within five(5) days after written notice to Lessee thereof by Lessor, or if Lessee, or any of those claiming under Lessee, violates or fails to perform any other provision hereof, and such payment is not cured within five (5) days, and such violation or failure is not cured within ten (10) days after written notice to Lessee thereof by Lessor, then Lessor may immediately or at any time thereafter, while such condition continues, at Lessor's option, re-enter and recover possession of the leased premises from all persons and expel and remove them, without being liable for damages to Lessee and those claiming under Lessee, and all their effects, and Lessor, at Lessor's option without further notice, may either terminate this lease or, as agent of Lessee, relet or otherwise dispose of the premises, or any part thereof to others, in such manner and on such terms as Lessor deems best, and Lessee shall be liable to Lessor monthly for any deficiency Lessor may suffer. Lessee shall be, and remain, obligated to pay Lessor any damage or loss of rents which Lessor may then or thereafter suffer to the full end of the original term. Any default in the payment of money due hereunder shall bear interest at twelve (12%) per cent per annum.

22. In the event the Lessee at the expiration or termination of this lease or any extension thereof remains in possession of said premises, said occupancy shall be deemed a tenancy from month to month.

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23. No surrender of the premises or of the remainder of the term herein shall be binding upon the Lessor unless accepted by the Lessor in writing. Without limiting the scope or effect of the last preceding sentence, it is agreed that the receipt or acceptance of the keys to the premises by the Lessor or entry after default, shall not constitute an acceptance of a surrender of said premises.

24. In the event, Lessor refers any dispute arising hereunder to an attorney, then and in that event Lessor shall be allowed reasonable attorney's fees to be paid by the Lessee. In the event legal proceedings are instituted herein and hereunder, the prevailing party will be entitled to recover reasonable attorney's fees, as affixed by the Court.

25. The covenants and agreements contained in the within lease hereafter and herein before set forth, shall apply to, inure to the benefit of, and be binding upon, the parties hereto, and upon their respective heirs, successors, executors, administrators and legal representative, except as expressly otherwise herein before provided or prohibited.

26. Lessee agrees not to use the demised premises for any purpose or in any way that would be, in the discretion of the Lessor, obnoxious, incompatible, offensive or uncomplimentary to the property or other tenants thereof. Lessee's subject use shall be: Beauty Salon

27. If Lessee is not in default Lessee is hereby granted an option to extend this lease for a period of One (1) - Five (5) year(s), on the terms and conditions contained herein, with year six (6) being the year five (5) rental rate plus ten percent (10%); year's seven to ten (7-10) rental rate shall be as set forth in paragraph 14. Any such option shall be exercised by the Lessee giving notice to the Lessor in writing not less than ninety (90) days prior to the expiration of this lease.

28. Any and all signs, etc. installed on windows and doors on the front of the building will conform to the precise specifications of the Lessor. Lessor to permit neon tubing lights around window and name of business.

29. In the event rent is paid five(5) work days or longer after due date, then Lessee agrees to pay an additional sum of money equivalent to 10% of the rent as late charges. This provision is in addition to any other remedies available to the Lessor contained within this lease and any remedy provided by law. A returned check is subject to ten(10%) per cent or a minimum of $25.00 service charge and at Lessor's option rent may be required to be paid by Money Order or Cashiers Check thereafter.

30. All notices required hereunder shall be mailed, postage prepaid and certified to:

LESSOR:        Royal Associates, 3135 Industrial Road. Suite 216. LV. NV 89109

LESSEE:        Norden Associates. Inc., 3779 E. Desert Inn. Las Vegas. NV 89121

with copy to:  Patrick Clary, Chartered. 520 S. 4th Street. Ste. 360, LV, NV
               89101

31. In the event alterations or improvements are made to the space leased by Lessee, Lessee will be required to obtain a bond or furnish Lessor with a security deposit sufficient to restore premises to their original condition.

IN WITNESS WHEREOF: the parties hereto have hereunto set their hands the day and year first above written.

BY                                           BY
   --------------------------------             --------------------------------
Lessor/or Agent                                    Lessee

                                             BY
                                                --------------------------------
                                                   Lessee

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                                    EXHIBIT B

This Guaranty of Lease ("Guaranty") is made as of the 8th day of June, 1999, Netta Girard ("Guarantor") in favor of Royal Associates ("Landlord"), with respect to that certain lease (3779 E. Desert Inn Rd., LV, NV 89121) agreement dated the 1st day of June, 1999, a copy of which is attached hereto and incorporated herein by reference as Exhibit "A" (collectively, the "Lease") by and between Landlord and Norden Associates, Inc. ("Tenant").

                                   WITNESSETH

        FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Guarantor agrees as follow:

        1. The Guarantor directly, independently, unconditionally and continually guarantees to the Landlord and its successors and assigns, the full and punctual payment, performance and observance by the Tenant of all terms, covenants and conditions contained in the Lease on Tenant's part to be performed. If at any time, default shall be made by Tenant in the performance of any of the terms, covenants or conditions contained in the Lease on the Tenant's part to be performed, the Guarantor will pay, perform the same, as the case may be, in the place of the Tenant.

        2. The liability of the Guarantor hereunder shall in no way be affected by: (a) the release or discharge of the Tenant in any receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the Tenant's liability under the Lease resulting from the operation of any present or future provision of the bankruptcy laws or other statute or from the decision in any court; (c) the rejection of disaverments of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant (e) any disability or other defense of the Tenant; (f) the cessation from any cause whatsoever of the liability of the Tenant; or (g) the impairment or release of any collateral securing the full performance of Tenant's obligations.

        3. This Guaranty shall apply to the Lease, any extension or renewal thereof and to any holdover term thereby granted or any extension or renewal thereof.

        4. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

        5. Guarantor shall pay all costs incurred including reasonable attorneys' fees in the event collection or enforcement efforts are commenced against Guarantor by the placement of this Guaranty into the hands of an attorney, such costs and reasonable attorneys' fees to be paid irrespective of whether or not action or actions are commenced or continued to judgment.

        6. No delay on Landlord's part in exercising any right, power or privilege under this Guaranty or any other document executed in connection herewith shall operate as a waiver of any such privilege, power or right.

        7. Guarantor subordinates to Tenant's obligations to Landlord all indebtedness of Tenant to Guarantor, whether now existing or hereafter contracted, whether direct or indirect, contingent or determined. With respect to any such indebtedness of Tenant to Guarantor, Guarantor further agrees to make no claim therefor until any and all obligations of Tenant to Landlord shall have discharged in full and Guarantor further covenants and agrees not to assign all or any part of such indebtedness while this Guaranty remains in effect.

        8. The terms, covenants and conditions contained in this Guaranty shall apply to and bind the heirs, personal representatives, successors and assigns of undersigned.

        9. If any term, covenant or condition of this Guaranty, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Guaranty, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

        IN WITNESS WHEREOF, the Guarantor has caused this instrument to be executed as of the day and year first written above.

                                        GUARANTOR:


                                        By:
                                           -------------------------------------
                                           Netta Girard


                                        By:
                                           -------------------------------------

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STATE OF NEVADA       )
                      )      ss.
COUNTY OF CLARK       )


        On ____________,1999 before me, personally appeared before me, a notary public, Netta Girard personally known (or proved) to me to be the person whose name is subscribed to the above instrument acknowledged that he executed the above instrument.

        WITNESS my hand and official seal.


        -------------------------------------
        Signature